EXHIBIT 99.(T3)(B24)

ARTICLES OF ASSOCIATION
OF
MIG AVIATION (UK) LIMITED

(Incorporating amendments to 7.12.2011)

THE COMPANIES ACT 1985 AND
THE COMPANIES ACT 2006

A PRIVATE COMPANY LIMITED BY SHARES

No. 6874440

ALLEN & OVERY
ALLEN & OVERY LLP
LONDON

Company number
6874440

THE COMPANIES ACT 1985 AND

THE COMPANIES ACT 2006

A PRIVATE COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

MIG AVIATION (UK) LIMITED

PRELIMINARY

1	Except as otherwise provided in these articles, the regulations contained in Table A shall apply to the Company For the purposes of these articles, Table A means Table A in the Schedule to the Companies (Tables A to F) Regulations 1985, as amended by the Companies (Tables A to F) (Amendment) Regulations 1985, the Companies Act 1985 (Electronic Communications) Order 2000, the Companies (Tables A to F) (Amendment) Regulations 2007 and the Companies (Tables A to F) (Amendment) (No 2) Regulations 2007

2	(a)	In these articles, unless the contrary intention appears

(i)	the Statutes means the Act and every other statute, statutory instrument, regulation or order for the time being in force concerning companies registered under the Act, and

(ii)	words importing the singular number include the plural number and vice versa, words importing one gender include all genders and words importing persons include bodies corporate and unincorporated associations

(b)	Any other words or expressions defined in the Companies Act 2006 or, if not defined in the Companies Act 2006, in any other of the Statutes (in each case as in force on the date these articles take effect) have the same meaning in these articles

(c)	Headings to these articles are inserted for convenience and shall not affect construction

SHARE CAPITAL

3	Section 561 and 562 of the Companies Act 2006 are excluded—[3]

GENERAL MEETINGS

4	(a)	A general meeting or a meeting of any class of members of the Company may consist of a conference between members some or all of whom are in different places provided that each member who participates is able

(i)	to hear each of the other participating members addressing the meeting, and

3 This Article was amended by a written special resolution passed on 7 12 2011

(ii)	if he so wishes, to address all of the other participating members simultaneously,

whether directly, by conference telephone or by any other form of communications equipment (whether in use when these articles are adopted or not) or by a combination of those methods

(b)	In the case of a company with a single member, one qualifying person (as defined in section 318(3) of the Companies Act 2006) present at a meeting is a quorum In any other case (and subject to the Statutes), two qualifying persons present at a meeting are a quorum Article 40 of Table A shall be amended accordingly

(c)	A quorum is deemed to be present if those conditions are satisfied in respect of at least the number of members required to form a quorum

(d)	A meeting held in this way is deemed to take place at the place where the largest group of participating members is assembled or, if no such group is readily identifiable, at the place from where the chairman of the meeting participates

(e)	A resolution put to the vote of a meeting shall be decided by each member indicating to the chairman (in such manner as the chairman may direct) whether the member votes in favour of or against the resolution or abstains Regulation 46 of Table A shall be amended accordingly

(f)	References in this article to members shall include their duly appointed proxies and, in the case of corporate members, their duly authorised representatives

VOTES OF MEMBERS

5	(a)	Subject to any rights or restrictions attached to any shares

(i)	on a show of hands, every qualifying person present shall, subject to section 323(4) of the Companies Act 2006, have one vote, and

(ii)	on a poll, every member shall have one vote for every share of which he is the holder

Regulation 54 of Table A shall not apply

(b)	The instrument appointing a proxy and any authority under which it is executed (or such copy of the instrument or the authority or both as the directors may approve) may be deposited at the place where the meeting or adjourned meeting is to be held at any time before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote This provision is in addition and without prejudice to the provisions of paragraphs (a), (aa), (b) and (c) of regulation 62 of Table A and regulation 62 stating that a proxy which is not delivered, deposited or received in a manner permitted by those paragraphs shall be amended accordingly

DIRECTORS

6	(a)	The holders of a majority of the ordinary shares in the Company in issue may appoint any person as a director of the Company and may remove any director Any appointment or removal shall be made in writing signed by the holders of the majority of the ordinary shares in the Company in issue and, in the case of a body corporate holding any of those shares, the signature of any officer or other duly appointed representative shall suffice Any appointment or removal shall take effect when it is lodged at the office or produced at any meeting of the directors

(b)	In addition to the circumstances set out in regulation 81 of Table A the office of a director shall be vacated if he is removed from that office in accordance with this article

(c)	The directors may appoint any person who is willing to act to be a director, either to fill a casual vacancy or as an additional director

(d)	Regulations 73 to 80 (inclusive) and the last sentence of regulation 84 of Table A shall not apply

(e)	No director shall vacate his office or be ineligible for re-appointment as a director, nor shall any person be ineligible for appointment as a director, by reason only of his having attained a particular age

(f)	No special notice is required of any resolution appointing or approving the appointment of such a director nor is any notice required to state the age of the person to whom the resolution relates

ALTERNATE DIRECTORS

7	(a)	In addition to the persons mentioned in regulation 65 of Table A, any director may appoint a director of any holding company of the Company or of any other subsidiary of that holding company or any person approved by a majority of the other directors to act as an alternate director

(b)	An alternate director shall be entitled to receive notice of all meetings of the directors, to attend and to vote at any meeting at which the director appointing him is not personally present and at that meeting to exercise and discharge all the functions, powers and duties of his appointor as a director and for the purposes of the proceedings at that meeting the provisions of these articles shall apply as if he was a director Regulation 66 of Table A shall not apply

(c)	Every person acting as an alternate director shall have one vote for each director for whom he acts as alternate, in addition to his own vote if he is also a director, but he shall count as only one for the purpose of determining whether a quorum is present The last sentence of each of regulations 88 and 89 of Table A shall not apply

(d)	Any person appointed as an alternate director shall vacate his office as an alternate director if the director by whom he has been appointed ceases to be a director or removes him or on the happening of any event which, if he is or were a director, causes or would cause him to vacate that office Regulation 67 of Table A shall not apply

(e)	An alternate director shall alone be responsible to the Company for his acts and defaults and shall not be deemed to be the agent of the director appointing him Regulation 69 of Table A shall not apply

POWERS OF DIRECTORS

8	(a)	The powers of the directors mentioned in regulation 87 of Table A shall be exercisable as if the word “executive” (which appears before the word “office”) were deleted

(b)	Without prejudice to any other of their powers, the directors may exercise any of the powers conferred by the Statutes to make provision for the benefit of persons employed or formerly employed by the Company or any of its subsidiaries in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the Company or any of its subsidiaries

DIRECTORS’ INTERESTS OTHER THAN IN RELATION TO TRANSACTIONS OR ARRANGEMENTS WITH THE COMPANY

9	(a)	If a situation (a Relevant Situation) arises in which a director has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with the interests of the Company (including, without limitation, in relation to the exploitation of any property, information or opportunity, whether or not the Company could take advantage of it but excluding any situation which cannot reasonably be regarded as likely to give rise to a conflict of interest) the following provisions shall apply if the conflict of interest does not arise in relation to a transaction or arrangement with the Company

(i)	if the Relevant Situation arises from the appointment or proposed appointment of a person as a director of the Company

(A)	the directors (other than the director, and any other director with a similar interest, who shall not be counted in the quorum at the meeting and shall not vote on the resolution), or

(B)	the members (by ordinary resolution or by notice in writing given to the Company by the holders of a majority ofthe ordinary shares of the Company)

may resolve to authorise the appointment of the director and the Relevant Situation on such terms as they may determine,

(ii)	if the Relevant Situation arises in circumstances other than in paragraph (1) above

(A)	the directors (other than the director and any other director with a similar interest who shall not be counted in the quorum at the meeting and shall not vote on the resolution), or

(B)	the members (by ordinary resolution or by notice in writing given to the Company by the holders of a majority of the ordinary shares of the Company)

may resolve to authorise the Relevant Situation and the continuing performance by the director of his duties on such terms as they may determine

(b)	Any reference in paragraph (a) above to a conflict of interest includes a conflict of interest and duty and a conflict of duties

(c)	Any terms determined by the directors or the members under paragraphs (a)(i) above or (a) (ii) above may be imposed at the time of the authorisation or may be imposed or varied subsequently by either the directors or the members and may include (without limitation)

(i)	whether the interested directors may vote (or be counted in the quorum at a meeting) in relation to any resolution relating to the Relevant Situation,

(ii)	the exclusion of the interested directors from all information and discussion by the Company of the Relevant Situation, and

(iii)	(without prejudice to the general obligations of confidentiality) the application to the interested directors of a strict duty of confidentiality to the Company for any confidential information of the Company in relation to the Relevant Situation

(d)	Any authorisation given under paragraphs (a)(1) or (a)(ii) above may be withdrawn by either the directors or the members by giving notice to the director concerned

(e)	An interested director must act in accordance with any terms determined by the directors or the members under paragraphs (a)(i) or (a)(ii) above

(f)	Except as specified in paragraph (a) above, any proposal made to the directors and any authorisation by the directors in relation to a Relevant Situation shall be dealt with in the same way as any other matter may be proposed to and resolved upon by the directors in accordance with the provisions of these articles

(g)	Any authorisation of a Relevant Situation given by the directors or the members under paragraph (a) above may provide that, where the interested director obtains (other than through his position as a director of the Company) information that is confidential to a third party, he will not be obliged to disclose it to the Company or to use it in relation to the Company’s affairs in circumstances where to do so would amount to a breach of that confidence

(h)	(i)	If the directors make an authorisation under paragraph (a) above, impose or vary the terms of an authorisation under paragraph (c) above, or withdraw an authorisation under paragraph (d) above, they shall, as soon as reasonably practicable, notify the members of this fact and provide, where applicable, any relevant particulars regarding the authorisation or its terms

(ii)	If the members make an authorisation under paragraph (a) above, impose or vary the terms of an authorisation under paragraph (c) above, or withdraw an authorisation under paragraph (d) above, they shall, as soon as reasonably practicable, notify the directors of this fact and provide, where applicable, any relevant particulars regarding the authorisation or its terms

10	(a)	A director shall, as soon as reasonably practicable, declare the nature and extent of his interest in a Relevant Situation within article 9(a)(i) or 9(a)(ii) to the other directors and the members

Failure to comply with this requirement does not affect the underlying duty to make the declaration of interest

(b)	If a declaration of interest in relation to a Relevant Situation proves to be, or becomes, inaccurate or incomplete, a further declaration must be made

DIRECTORS’ INTERESTS IN RELATION TO TRANSACTIONS OR ARRANGEMENTS WITH THE COMPANY

11	The relevant provisions of the Companies Act 2006 (including, without limitation, sections 177 and 182) shall apply in relation to declarations of interest in proposed transactions or arrangements with the Company and declarations of interest in existing transactions or arrangements with the Company

PROCEEDINGS OF DIRECTORS

12	(a)	Subject to article 9 and to any contrary direction from the holders of a majority of the ordinary shares in the Company and provided that he has disclosed to the directors the nature and extent of any material interest of his which may reasonably be regarded as likely to give rise to a conflict of interest, a director may vote as a director on a resolution concerning any matter in which he has, directly or indirectly, an interest or duty and, if he votes, his vote shall be counted and he shall be counted in the quorum when that resolution or matter is under consideration Regulations 94 to 96 (inclusive) of Table A shall not apply

(b)	In the case of an alternate director, an interest of his appointor shall be treated as an interest of the alternate in addition to any interest which the alternate otherwise has

(c)	Subject to the Statutes, the Company may, by ordinary resolution or by notice in writing given to the Company by the holders of a majority of the ordinary shares of the Company, suspend or relax the provisions of this article to any extent or ratify any transaction or arrangement not duly authorised by reason of a contravention of this article

13	Notices of meetings of the directors shall be given to all directors and to any alternate directors appointed by them Regulation 88 of Table A shall be amended accordingly

14	Regulation 93 of Table A (written resolutions of directors) shall apply as if the word “signed” included “approved by letter, facsimile, telegram, telex or electronic signature (as defined in section 7 of the Electronic Communications Act 2000) provided, in the case of an electronic signature, that the Company has no reason to doubt the authenticity of the electronic signature”

15	(a)	A meeting of the directors may consist of a conference between directors some or all of whom are in different places provided that each director who participates is able

(i)	to hear (or otherwise receive real time communications made by) each of the other participating directors addressing the meeting, and

(ii)	if he so wishes, to address all of the other participating directors simultaneously (or otherwise communicate in real time with them),

whether directly, by conference telephone or by any other form of communications equipment(whether in use when these articles are adopted or not) or by a combination of those methods

(b)	A quorum is deemed to be present if those conditions are satisfied in respect of at least the number of directors required to form a quorum, subject to the provisions of article 12

(c)	A meeting held in this way is deemed to take place at the place where the largest group of participating directors is assembled or, if no such group is readily identifiable, at the place from where the chairman of the meeting participates

DIRECTORS’ DUTIES

16	The purpose of the Company

(a)	may, if and to the extent the directors consider it appropriate, and

(b)	shall, if directed by the holders of a majority of the ordinary shares in the Company by notice in writing to the Company,

include promoting the success of the group as a whole or of any one or more members of the group (and in this context group means the Company, any other body corporate which is its holding company or subsidiary and any other body corporate which is a subsidiary of that holding company)

17	In the exercise of his duties, a director who is also a director of any holding company of the Company shall owe a strict duty of confidentiality to that holding company in relation to confidential information of the holding company but, subject to this, a director shall not be restricted by any duty of confidentiality to the Company from providing information regarding the Company to a holding company of the Company

SEAL

18	(a)	The Company may exercise the powers conferred by the Statutes with regard to having official seals and those powers shall be vested in the directors

(b)	The directors shall provide for the safe custody of every seal which the Company may have

(c)	A seal shall be used only by the authority of the directors, or a duly authorised committee but that authority may consist of an instruction or approval given in hard copy form, in electronic form or by telephone by a majority of the directors or of the members of a duly authorised committee

(d)	The directors may determine who shall sign any instrument to which a seal is applied, either generally or in relation to a particular instrument or type of instrument, and may also determine, either generally or in any particular case, that such signatures shall be dispensed with or affixed by some mechanical means

(e)	Unless otherwise decided by the directors

(i)	certificates for shares, debentures or other securities of the Company to which a seal is applied need not be signed, and

(ii)	every other instrument to which a seal is applied shall be signed by at least one director and the secretary or by at least two directors or by one director in the presence of a witness who attests the signature

(f)	Certificates for shares, debentures or other securities of the Company need not be sealed with the seal but may be signed on behalf of the Company by at least one director and the secretary or by at least two directors or by director in the presence of a witness who attests the signature or by such other person or persons as may be authorised by the directors for that purpose Regulation 6 of Table A shall be amended accordingly Regulation 101 of Table A shall not apply

NOTICES

19	(a)	The third sentence of regulation 112 of Table A shall not apply

(b)	Regulation 116 of Table A shall apply as if the words “within the United Kingdom” did not appear

(c)	Any notice in writing given to the Company by the holders of a majority of the ordinary shares of the Company shall take effect when it is lodged at the office or produced at any meeting of the directors

20	A notice shall be deemed to be given at the expiry of 24 hours after the envelope containing it was so posted or, in the case of a notice contained in an electronic communication, when sent Regulation 115 of Table A shall be amended accordingly

DIRECTORS’ INDEMNITY, INSURANCE AND DEFENCE

21	(a)	As far as the legislation allows, the Company may

(i)	indemnify any director of the Company (or of an associated body corporate) against any liability,

(ii)	indemnify a director of a company that is a trustee of an occupational pension scheme for employees (or former employees) of the Company (or of an associated body corporate) against liability incurred in connection with the company’s activities as trustee of the scheme,

(iii)	purchase and maintain insurance against any liability for any director referred to in (i) or (ii) above, and

(iv)	provide any director referred to in (i) or (ii) above with funds (whether by loan or otherwise) to meet expenditure incurred or to be incurred by him in defending any criminal, regulatory or civil proceedings or in connection with an application for relief (or to enable any such director to avoid incurring such expenditure)

(b)	The powers given by this article shall not limit any general powers of the Company to grant indemnities, purchase and maintain insurance or provide funds (whether by way of loan or otherwise) to any person in connection with any legal or regulatory proceedings or applications for relief

(c)	Regulation 118 of Table A shall not apply